                                                                   EXHIBIT 10.16

                         Capital Contribution Agreement
                         ------------------------------

     This Capital Contribution Agreement (the "Agreement"), dated as of January 30, 1997, is entered into between Rachamim Anatian (the "Contributor") and Global Broadcasting Systems, Inc., a Delaware corporation (the "Company").

     1.

     (a) On the date of the closing (the "Closing Date") of any initial public offering of the Class A Common Stock of the Company that occurs on or prior to July 31, 1997, the Contributor hereby agrees to contribute (the "Capital Contribution") to the common equity of the Company an amount in cash equal to
(i) $100 million (or any amount up to $150 million if the disinterested members of the Board of Directors of the Company determine that the Capital Contribution should be increased in order to fund the Company's anticipated cash requirements) less (ii) the amount in cash that the Contributor has contributed to the common equity of the Company or its predecessors, through the purchase of common equity securities or contributions to common equity, prior to the Closing Date (the "Prior Capital Contribution").

     (b) For purposes of the calculation described in clause 1(a) above, the amount of the Prior Capital Contribution will be calculated based upon the most recently available internal financial statements of the Company and, with respect to any interim period for which such financial statements are not available, the good faith estimate of the Contributor regarding his cash contributions to the Company since the most recently available internal financial statements. If the Capital Contribution is calculated based on the good faith estimate of the Contributor with respect to any interim period as set forth in the preceding sentence, within a reasonable time following the date on which internal financial statements including the relevant interim period become available, the Company shall recalculate the amount of the Capital Contribution based on such internal financial statements (adjusted upward or downward, as appropriate) to reflect the actual amount of cash contributed to the Company by the Contributor during such interim period. If any additional amounts become payable by the Contributor as a result of any recalculation pursuant to the preceding sentence, such additional payment shall be made within 30 days after written notice thereof by the Company to the Contributor. If any additional amounts become refundable by the Company to the Contributor as a result of any adjustment pursuant to this paragraph, the Company shall refund such amount to the Contributor within 15 days after the relevant internal financial statements become available.

     2. Notwithstanding paragraph 1 hereof, the Contributor hereby agrees to contribute to the common equity of the Company all amounts necessary to fund the Company's cash requirements until July 31, 1998, including all costs associated with the termination of any agreement of the Company to acquire television stations. All amounts contributed pursuant to this paragraph shall constitute part of the Prior Capital Contribution for purposes of paragraph 1.
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     3.

     (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof.

     (b) This Agreement is not intended to confer upon any person other than a party hereto any rights or remedies hereunder.

     (c) This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
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     IN WITNESS WHEREOF, the Contributor and the Company have caused this
Agreement to be executed as of January 30, 1997.



Date:                                   By: /s/ Rachamim Anatian
                                            -------------------------
                                             Rachamim Anatian



                                        GLOBAL BROADCASTING SYSTEMS, INC.


Date:                                   By: /s/ Barbara Laurence
                                            -------------------------
                                             Name: Barbara Laurence